Exhibit 5.0

[LETTERHEAD OF MULDOON MURPHY & AGUGGIA LLP]

November 1, 2005

Board of Directors

Pulaski Financial Corp.

12300 Olive Boulevard

St. Louis, MO 63141

Re:	Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel for Pulaski Financial Corp., a Missouri corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S- 3 (File No. 333-129026) and each amendment thereto (the “Registration Statement”) by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the offering (the “Offering”) (i) by the Company of up to 1,154,425 shares (the “Primary Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”), including up to 154,425 shares of Common Stock issuable upon exercise of the Underwriters’ (as defined herein) over-allotment option, and (ii) by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) of up to 29,500 shares of Common Stock (the “Secondary Shares”).

In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company’s articles of incorporation, as amended to date and currently in effect; (ii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iii) certain resolutions of the Board of Directors of the Company; and (iv) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, the Selling Shareholders and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company. We have also assumed that the Underwriting Agreement to be executed by the parties will be substantially in the form reviewed by us.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Missouri. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

For purposes of this opinion, we have assumed that, prior to the issuance of any shares, the Registration Statement, as finally amended, will have become effective under the Act.

Based upon and subject to the foregoing, it is our opinion that:

(i)	When the Primary Shares are paid for by the Underwriters as contemplated by, and certificates representing the Primary Shares have been duly executed, countersigned, registered, and delivered in accordance with the terms of, the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and non-assessable.

(ii)	The Secondary Shares have been validly issued and are fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement, as such may be amended or supplemented or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold that is filed pursuant to Rule 462(b) under the Act. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Muldoon Murphy & Aguggia LLP

MULDOON MURPHY & AGUGGIA LLP